                                                                   Exhibit 10.16


                           WARRANT PURCHASE AGREEMENT

         THIS WARRANT PURCHASE AGREEMENT (this "Agreement ") is made and entered into as of June 30, 1997, by and between THE EDISON PROJECT INC., a Delaware corporation with its principal place of business at 521 Fifth Avenue, 16th Floor, New York, NY 10175 (the "Company"), PHOENIX LEASING INCORPORATED, a California corporation (the "Purchaser").

         The Company desires to sell, and the Purchaser desires to purchase, a warrant to purchase 50,000 shares of the Company's Series A Common Stock, par value $0.01 per share (the "Warrant Shares"), at a price per share of $2.00 in the form attached hereto as Exhibit A and on the terms and conditions set forth herein (the "Warrant"), in connection with Purchaser's extension of a credit facility to the Company pursuant to the Senior Loan and Security Agreement, dated as of the date hereof (the "Financing").

         NOW, THEREFORE in consideration of the mutual promises contained herein, the parties hereto agree as follows:

A.       PURCHASE TERMS

         1. Purchase of the Warrant. The purchase and sale of the Warrant shall take place at the offices of the Purchaser, at such place as the Company and the Purchaser shall agree, on June 30, 1997 (the "Closing") pursuant to the Financing.

         2. Access To Information. The Purchaser acknowledges that it has had access to all material information concerning the Company which it has requested. The Purchaser also acknowledges that it has had the opportunity to, and has to its satisfaction, questioned the officers of the Company with respect to its investment hereunder.

         3. Representations of the Purchaser.

            (a) Disclosure; Sophistication. The Purchaser represents that it understands that the Warrant, and the Warrant Shares issuable upon exercise thereof, are speculative investments, that it is aware of the Company's business affairs and financial condition and that it has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant. The Purchaser is purchasing the Warrant and any Warrant Shares issued upon exercise thereof for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. The Purchaser further represents that it understands that the Warrant and Warrant Shares have not been registered under the Securities Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein.

The Purchaser understands that the Warrant and any Warrant Shares purchased upon exercise thereof must be held indefinitely unless such securities are subsequently registered under the Securities Act and all applicable state securities laws and regulations or an exemption from such registration or qualification is available, and that the Company is under no obligation to register or qualify such securities except as expressly set forth herein. The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. The Purchaser's corporate headquarters and principal place of business is located in the State of California.

            (b) Disposition of the Purchaser's Rights. In no event will the Purchaser make a disposition of any of its rights to acquire the Warrant Shares unless and until the Purchaser shall have provided the Company with (i) written notice of the proposed disposition, and (ii) if requested by the Company, an opinion of counsel (which counsel may be inside counsel to the Purchaser) satisfactory to the Company and the Company's counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act has been taken or (B) an exemption from the registration requirements of the Securities Act and any state law is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights hereunder on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any securities when (1) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (2) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or (3) a letter shall have been issued to the Purchaser at the request of the Purchaser by the staff of the SEC or a ruling shall have been issued to the Purchaser at its request by the SEC stating that no action shall be recommended by such staff or taken by the SEC, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Purchaser or holder of any securities issuable hereunder then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new Warrants.

            (c) Financial Risk. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

            (d) Risk of No Registration. The Purchaser understands that the Company Shares have not been reviewed or approved by the SEC or any similar body not registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") and, as of the date of execution hereof, the Company has no obligation to so register the Company Shares, and if the Company does not register with the SEC pursuant to Section 12 or Section 15(d) of the 1934 Act, or file reports pursuant to

Section 13 of the 1934 Act, or if a registration statement covering the securities under the Securities Act is not in effect when it desires to sell (i) the Warrant, or (ii) the Warrant Shares issuable upon exercise of the Warrant, it may be required to hold such securities for an indefinite period.

         4. Confidential Information. The Purchaser will not use or divulge any non-public information provided by or developed for the Purchaser in connection with this Agreement ("Company Proprietary Information") whether or not this Agreement remains in effect, except as may be required by law.

         5. Legends. The Purchaser acknowledges and understands that the instrument evidencing the Warrant and any Warrant Shares issuable pursuant thereto shall bear the legends as specified in the Warrant (and any other legends required under state or federal securities laws in the opinion of legal counsel for the Company).

B.       REGISTRATION AGREEMENT

         The Company hereby grants to the Purchaser with respect to the Warrant Shares the "piggy-back" registration rights granted to other holders of Company stock (the "Other Holders"), as set forth in the terms and provisions of Annex I hereto (the "Annex Registration Rights"). The Purchaser's "piggy-back" registration rights with respect to the Warrant Shares shall at all times be the same as the "piggy-back" registration rights of the Other Holders, notwithstanding any changes to the stockholder's agreement from which the Annex Registration Rights is derived; provided, that in the event that the number of shares to be included in a Registration Statement (as defined in Annex I) filed for an underwritten public offering is limited by the lead managing underwriter, Warrant Shares may not be included in such offering unless all Shares (as defined in Annex I) desired by Shareholders (as defined in Annex I) to be included therein have been so included, and in the event the Warrant Shares are to be included, they shall be included on a pro rata basis based on the number of shares the holders of which are similarly situated (including, without limitation, warrantholders which lease computer equipment to the Company or extended loans to the Company secured by computer equipment). The Company represents and warrants to the Purchaser it has taken all action necessary, including, if required, obtaining the consent of the Other Holders, to grant the Purchaser the registration rights described herein. The Company further represents and warrants that the Company's issuance of the Warrant to the Purchaser does not violate or conflict with any rights of first refusal granted to any other person, including any of the Other Holders.

C.       GENERAL PROVISIONS

         1. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Warrant hereunder, the Company hereby represents and warrants that:

            (a) Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation described above and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries taken as a whole. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of any existing Stock Purchase Agreements and the Stockholders Agreements and the Company's charter documents and bylaws which have been furnished to Purchaser or the Purchaser's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

            (b) Capital Stock and Related Matters.

                (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall be as stated on the attached "Capitalization Schedule". As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights, warrants or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Warrant, and except as set forth on the attached "Option Schedule." The Option Schedule accurately sets forth the information set forth thereon. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

                (ii) Except for those rights contained in any Stock Purchase Agreements, the Company's Amended and Restate Articles of Incorporation and those contained in any Stockholders Agreements (which rights have been waived), there are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Warrant hereunder of the issuance of the Warrant Shares upon exercise of the Warrant. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Warrant hereunder does not require registration under the Securities Act or any applicable state securities laws.

         (c) Authorization; No Breach. The execution, delivery and performance of this Agreement, the Warrant and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement, the Warrant and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with their respective terms. The execution and delivery by the Company of this Agreement, the Warrant and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Warrant hereunder, the issuance of the Warrant Shares upon exercise of the Warrant, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any subsidiary, or any law, statute, rule or regulation to which the Company or any subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any subsidiary is subject, except for any such filings required under applicable "blue sky" or state securities laws or required under Regulation D promulgated under the Securities Act.

      2. Miscellaneous.

         (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Purchaser hereunder.

         (b) Remedies. Any Person having rights under any provisions of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement

         (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Purchaser.

         (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Purchaser are also for the benefit of, and enforceable by, any subsequent holder of the Warrant Shares.

         (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, by all such counterparts taken together shall constitute on and the same Agreement.

         (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (h) Governing Law. The corporation laws of the State of the Company's incorporation identified above shall govern all issues concerning the relative rights of the company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law of conflict of law, rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

         (i) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, of by confirmed facsimile. Such notices, demands and other communications shall be sent to the Purchaser and to the Company at the respective addresses indicated below:

                  The Edison Project Inc.
                  521 Fifth Avenue, 16th Floor
                  New York, New York 10175
                  Attention: Chief Financial Officer
                  Telephone: (212) 309-1600
                  Facsimile: (212) 309-1604

         with a copy to:

                  The Edison Project
                  c/o WSI Inc.
                  366 NationsBank Center
                  550 Main Street
                  Knoxville, Tennessee 37902
                  Attention: Laura Eshbaugh
                  Telephone: (423) 546-0999
                  Facsimile: (423) 546-1090

         and to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York 10038
                  Attention: John F.  Fritts
                  Telephone: (212) 504-6000
                  Facsimile: (212) 504-6666

                  Phoenix Leasing Incorporated
                  2401 Kerner Boulevard
                  San Rafael, California 94901
                  Attention:
                  Telephone: (415) 485-4500
                  Facsimile: (415) 485-4891

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         (j) Attorneys' Fees. In the event of an action, suit or proceeding brought under or in connection with this Agreement, the prevailing party therein shall be entitled to recover from, and the other party hereto agrees to pay, the prevailing party's costs and expenses in connection therewith, including reasonably attorneys' fees.

         (k) Arbitration. Disputes arising under or in any respect in connection with this Agreement, including in respect of the execution, delivery or performance hereof (but excluding disputes as to the compliance by the arbitrators under the provisions of this paragraph applicable to them), shall be arbitrated in Chicago in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators, one selected by each party hereto and the third selected by the two so selected (or, in the absence of agreement, the third arbitrator shall be selected by the President of the Association of the Bar of The City of Chicago at the time sitting), and with all decisions of the arbitrators the authority to resolve disputes between the parties in respect of this Agreement and agree that no decision by the arbitrators shall have the effect of amending this Agreement in any respect. The costs of any such arbitration, including expenses (and legal fees) of the other party thereto, shall be borne by the party which is the losing party in the arbitration or, if the arbitrators' decision is unclear in that regard, as the arbitrators shall determined in accordance with the purpose of this provision to achieve the result that arbitrations be commenced hereunder in circumstances of actual disputes and not frivolously or for harassment purposes. The parties hereto agree that any proceedings pursuant to this paragraph shall be kept strictly confidential and shall not be disclosed to any third party except pursuant to court order.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


                                           The Edison Project Inc.
                                           a Delaware corporation

Attest:

/s/ Laura Eshbaugh                         By: /s/ Laura Eshbaugh
------------------------                       ------------------------
Secretary                                  Name:   Laura Eshbaugh
                                           Title:  President


(Corporate Seal)

                                            Phoenix Leasing Incorporated
                                            a California corporation

                                            By: /s/ N. H. Nelson
                                                ---------------------
                                                Its: Vice President
                                                ---------------------

                                Options Schedule

                             THE EDISON PROJECT INC.
                           SHARE OPTIONS AS OF 5/1/97

                                                                                                   Total
                                                                             Share                Exercise
                                               # Shares                      Price                 Price
Employee Option Plan:
         Executives                            2,659,840 *                $   1.25               $ 3,324,800
         General Employees                       461,360 *                $   1.25                   576,700
         Unissued but Reserved                   651,980                       TBD                       TBD
         for Employees
         Former Executives                       226,820                  $   1.00                   226,820
                                               -----------                                       -----------
Total Employee Options                         4,000,000                                           4,128,320
Performance Option Pool                        1,250,000 *                $   1.50                 1,875,000
Comdisco A                                       225,000                  $   1.00                   225,000
Comdisco B                                       136,800                  $   1.25                   171,000
Comdisco C                                       213,333                  $   1.50                319,999.50
Dillon Read                                      200,000                  $   0.25                    50,000
WSI A                                          1,000,000 *                $  10.00                10,000,000
WSI B                                          1,000,000 *                $  20.00                20,000,000
                                               -----------                                        -----------
TOTAL                                          8,025,133                                    $   36,766,319.50


*Subject to relevant vesting provisions.

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT THAT NO SUCH OPINION SHALL BE REQUIRED IF SUCH SALE IS PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.

                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

          THIS CERTIFIES THAT, for value received PHOENIX LEASING INCORPORATED, a California corporation ("Warrantholder"), is entitled to subscribe for and purchase up to Fifty Thousand (50,000) shares (as adjusted pursuant to provisions hereof, the "Shares") of the fully paid and non-assessable Series A Common Stock (the "Common Stock") of THE EDISON PROJECT INC., a Delaware corporation with its principal place of business at 521 Fifth Avenue, 16th Floor, New York, NY 10175 (the "Company"), at the per share of Two Dollars ($2.00) (such price and such other price as shall result, from time to time, from adjustments specified herein is herein referred to as the "Warrant Price") subject to the provisions and upon the terms and conditions hereinafter set forth. The Warrant Price and the Shares purchasable hereunder are subject to adjustment in certain events, all as more fully set forth under Sections 4 and 5 herein. As used herein, the term "Grant Date" shall mean June 30,1997.

          1. Term. The purchase rights represented by this Warrant are exercisable, in whole or in part, at any time and from time to time from and after the Grant Date and on or prior to the later of (i) five (5) years after the Borrower's initial public offering or (ii) ten (10) years from the date of the final loan made to the Company by Warrantholder under the Senior Loan and Security Agreement, dated as of the Grant Date, between Phoenix Leasing Incorporated and the Company (the "Loan Agreement").

         2.       Method of Exercise; Net Issue Exercise.

                   2.1 Method of Exercise; Payment; Issuance of New Warrant. The purchase rights represented by this Warrant may be exercised by Warrantholder, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Annex A duly executed) at the principal office of the Company and by the payment to the Company, by wire transfer or cashier's check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. Warrantholder may make any exercise of this Warrant contingent upon the consummation of a public offering of the Company's Common Stock under the Securities Act of 1933, as amended (the

"Act"). The Warrantholder shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the dose of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Warrantholder as soon as possible (and in any event within five business days of receipt of such notice) and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder as soon as possible (and in any event within such five business day period).

         2.2 Non-Cash Exercise

            (a) In lieu of payment in cash, the rights represented by this Warrant may also be exercised by a written notice of exercise in the form of Annex A attached hereto specifying that Warrantholder wishes to convert all or any portion of this Warrant (the "Conversion Right") into a number of Shares equal to the quotient obtained by dividing (x) the value of the Shares subject to the portion of this Warrant being exercised (determined by subtracting the aggregate Warrant Price for such Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value of the Shares issuable upon exercise of such portion of this Warrant immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

            (b) For purposes of this Section 2.2, the "Fair Market Value" of the Company's Common Stock shall be equal to the number of shares of Common Stock multiplied by (i) if the exercise of this Warrant occurs in connection with an initial public offering of the Company, the "initial price to public" specified in the final prospectus with respect to the initial public offering or (ii) if the exercise of this warrant occurs after or not in connection with an initial public offering of the Company, the average of the closing bid and asked prices of the Company's Common Stock quoted in the Over-The-Counter Market Summary on the Nasdaq National Market or the closing price quoted on any exchange on which the Common Stock is listed, whichever if applicable, as published in The Wall Street Journal for the fifteen trading days prior to the date of determination of Fair Market Value. If the Common Stock is not traded Over-The-Counter or on an exchange, the Fair Market Value shall be determined in good faith by the Company. Notwithstanding the foregoing two sentences, if the Company is party to a merger or sale of all or substantially all of the Company's assets, "Fair Market Value" shall mean the value that would have been received in respect of a Warrant Share had this Warrant been exercised prior to such merger or sale.

         3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, issued in compliance with all applicable federal and state securities laws, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. Adjustment of Warrant Price and Number of Shares. The number of Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) Reclassification or Merger, etc. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger with another corporation or entity in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant (in form and substance satisfactory to Warrantholder) providing that Warrantholder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, sale of all or substantially all of the Company's assets or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section (a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales of assets and transfers.

            (b) Subdivisions or Combination of Shares; Stock Dividends. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of

Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or immediately prior to the issuance of such stock dividend shall be proportionately increased, and the Warrant Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Warrant Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

         (c) No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be reasonably requested by the Warrantholder in order to protect the rights of Warrantholder against impairment.

         (d) Notices of Record Date. In case at any time: (i) the Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock; (ii) the Company shall offer for subscription prorata to the holders of its Common Stock any additional shares of stock of any class, or other rights; (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with or into, or a sale of all or substantially all its assets to another entity or entities; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, or by telex or telecopier, addressed to Warrantholder at the address of such holder as shown on the books of the Company, (A) at least ten (10) days' prior written notice of the date which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         5. Adjustment of Warrant Price and Shares Purchasable.

            (a) Adjustment of Warrant Price. If the Company issues any Additional Stock for no consideration or a consideration per share less than the Warrant Price in effect immediately prior to the time of such issuance, then the Warrant Price shall be reduced to the price determined by dividing:

                  (i) an amount equal to the sum of (A) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the then existing Warrant Price, and (B) an amount equal to the aggregate "consideration actually received" by the Company upon such issue or sale, by

                  (ii) the sum of the number of shares of Common Stock Outstanding immediately after such issue or sale.

         For purposes of this subsection (a):

                   (A) In the case of an issue or sale for cash of shares of Common Stock, the "consideration actually received" by the Company therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company.

                   (B) In case of the issuance (other than upon conversion or exchange of obligations or shares of stock of the Company) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the fair market value of such consideration as determined in good faith by the Company's Board of Directors.

                   (C) In case of the issuance by the Company in any manner of any Options, all shares of Common Stock or Convertible Securities to which the holders of such Options shall be entitled to subscribe for or purchase pursuant to such Options shall be deemed issued as of the date of the offering of such Options, and the minimum aggregate consideration named in such Options for the shares of Common Stock or Convertible Securities covered thereby, plus the consideration, if any, received by the Company for such Options, shall be deemed to be the "consideration actually received" by the Company (as of the date of the granting of such Options) for the issuance of such Options.

                   (D) In case of the issuance or issuances by the Company in any manner of any Convertible Securities, all shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed issued as of the date such. Convertible Securities are issued, and the amount of the "consideration actually received" by the Company for such Convertible Securities shall be deemed to be the total of (x) the amount of consideration received by the Company upon the issuance of such Convertible Securities, plus (y) the minimum aggregate consideration, if any, other than such Convertible Securities, receivable by the Company upon conversion or exchange of such Convertible Securities, except in adjustment of dividends.

                   (E) The amount of the "consideration actually received" by the Company upon the issuance of any Options referred to in subparagraph (C) above or upon the issuance of any Convertible Securities as described in subparagraph (D) above, and the amount of the consideration, if any, other than such Convertible Securities, receivable by the Company upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subparagraphs (A) and (B) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock; provided, however, that if such Convertible Securities are issued in payment or satisfaction of any dividend upon any stock of the Company other than Common Stock, the amount of the "consideration actually received" by the Company upon the original issuance of such Convertible Securities shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Company's Board of Directors at or as of that date.

                   (F) On the expiration of any Options referred to in subparagraph (C), or the termination of any right of conversion with respect to Convertible Securities referred to in subparagraph (D), or any change in the number of shares of Common Stock deliverable upon exercise of such Options or upon conversion of or exchange of such Convertible Securities, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustments made upon the issuance of such Options or Convertible Securities been made upon the basis of the delivery of only the adjusted number of shares of Common Stock actually delivered or to be delivered upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

                   (G) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of issuances of any shares of Common Stock or any Options or any Convertible Securities to, officers, directors, employees or consultants of the Company and its subsidiaries pursuant to stock options or stock purchase plans or agreements, whether "qualified" for tax purposes or not, issued on or after the Grant Date.

                   (H) "Additional Stock" means (i) Common Stock issued by the Company after the Grant Date, (ii) Common Stock issuable upon conversion of Convertible Securities issued by the Company after the Grant Date, and (iii) Common Stock issuable upon exercise of Options issued by the Company after the Grant Date (for purposes of this clause (iii), if the Option is to acquire Convertible Securities, the Common Stock issuable upon conversion of such Convertible Securities shall be deemed issued).

                   (I) "Common Stock" means, for purposes of this Section 5, any series of the Company's Common Stock.

                   (J) "Common Stock Outstanding" means at any time all shares of Common Stock that are then outstanding, plus all shares of Common Stock issuable upon conversion of the Convertible Securities and all shares of Common Stock issuable upon exercise of the Options (assuming for this purpose that the securities acquirable upon exercise of the Options are converted into Common Stock).

                   (K) "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

                   (L) "Option" means any right, warrant or option to subscribe for or purchase shares of Common Stock or Convertible Securities.

                   (b) Adjustment of Number of Shares Purchasable. Upon any adjustment of the Warrant Price under subsection (a) of this Section 5, the number of shares of Common Stock issuable upon exercise of this Warrant shall equal the number of shares determined by dividing (i) the aggregate Warrant Price payable for the purchase of all shares issuable upon exercise of this Warrant immediately prior to such adjustment by (ii) the Warrant Price per share in effect immediately after such adjustment.

         8. Notice of Adjustments. Whenever the Warrant Price shall be adjusted pursuant to the provisions hereof, the Company shall within ten (10) business days of such adjustment deliver a certificate signed by its chief financial officer to Warrantholder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

         9. Fractional Shares. No fractional shares of Common Stock win be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

         10. Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

            (a) Compliance with Securities Act. Warrantholder, by acceptance hereof, agrees that this Warrant, and the Common Stock to be issued upon exercise hereof are being acquired for investment purposes only and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act and as permitted by subsection
(b) of this section. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT
         (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT THAT NO SUCH OPINION SHALL BE REQUIRED IF SUCH SALE IS PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT, AND THE TRANSFER OF THIS SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT TO PURCHASE SHARES OF COMMON STOCK, DATED AS OF JUNE 30,1997, BETWEEN PHOENIX LEASING INCORPORATED AND THE EDISON PROJECT INC.

            (b) Disposition of Warrant and Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such shares, the Warrantholder and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Warrantholder, such legend is not required in order to insure compliance with the Act. Nothing herein shall restrict the transfer of this Warrant or any portion hereof by the initial Warrantholder or any successor holder to any affiliate of such holder, to any partnership affiliated with such holder, or to any partner of any such partnership, provided such transfer may be made in compliance with applicable federal and state securities laws and provided, further, that any other transfer will require the Company's prior written consent, which consent shall not be unreasonably withheld. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

         11. Rights as Shareholders. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock, or otherwise be entitled to any voting or other rights as a shareholder of the Company, until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein; provided that the Company shall deliver to the Warrantholder prior written notice of any of the foregoing in accordance with the provisions of
Section 4(d) above.

         12. Information Rights. The Company shall deliver to the Warrantholder:

            (a) within thirty (30) days after the end of each calendar month, an unaudited balance sheet of the Company as of the end of such month, cash flow statements and an unaudited statement of operations of the Company for the portion of the Fiscal Year ended with such month prepared and certified by the chief financial officer of the Company, subject, however, to the exclusion of footnotes and to normal year-end audit adjustments;

            (b) as soon as practicable after the end of each Fiscal Year, a copy of its audited financial statements accompanied by a report thereon by a firm of independent certified public accountants selected by the Company, which report shall state that such financial statements fairly present the Company's financial position at the end of such Fiscal Year;

            (c) promptly upon their becoming available, one copy of each report or proxy statement sent by the Company to its shareholders generally and of each regular or periodic report or registration statement, prospectus or written communication (other than transmittal letters) filed by the Company with the Securities and Exchange Commission or any securities exchange on which shares of Common Stock are listed; and

            (d) with reasonable promptness, such other information as from time to time may be reasonably requested by the Warrantholder.

         13. Issuance Tax. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect hereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Warrantholder.

         14. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Warrantholder.

         15. Notices. Any notice, request or other document required or permitted to be given or delivered to the Warrantholder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to such holder at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this Warrant.

         16. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Warrantholder but at the Company's expense, acknowledge in writing its continuing obligation to the Warrantholder in respect of any rights (including, without limitation, any right to registration of the shares of Registrable Shares) to which the Warrantholder shall continue to be entitled after such exercise in accordance with this Warrant; provided that the failure of the Warrantholder to make any such request shall not affect the continuing obligation of the Company to the Warrantholder in respect of such rights.

         17. Lost Warrants or Stock Certificates. The Company covenants to the Warrantholder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         18. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         19. Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

                                      THE EDISON PROJECT INC.

                                      By: /s/ Laura Eshbaugh
                                          ----------------------------
                                      Name: Laura Eshbaugh
                                      Its:  President
                                      Address:   521 Fifth Avenue, 16th Floor
                                                 New York, NY 10175

                                      Date: June 30, 1997

                                      PHOENIX LEASING INCORPORATED

                                      By: /s/ N. H. Nelson
                                          ----------------------------
                                      Name: N. H. Nelson
                                      Its:  Vice President
                                      Address:   2401 Kerner Boulevard
                                                 San Rafael, CA 94901

                                      Date: June 30, 1997